UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported)

                                 January 4, 2007

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (the "Fund")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              Riverview at Purchase
                                287 Bowman Avenue
                                    2nd Floor
                               Purchase, NY 10577
              (Address of registrant's principal executive office)

                                 (914) 701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

The Fund's Valuation Committee has determined to increase the fair values of the Fund's investments in the following portfolio companies by an aggregate amount of approximately $20.8 million or $1.09 per share: SIA BM Auto, Baltic Motors Corporation, Dakota Growers Pasta Company, Inc., Octagon Credit Investors, LLC, SGDA Sanierungsgesellschaft fur Deponien und Altlasten mbH, Vendio Services, Inc. and Vitality Foodservice, Inc.

As a result of the foregoing changes (including taking into account the increase in the provision for incentive compensation), the Fund's net asset value as of January 4, 2007 is $13.21 per share.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ MICHAEL TOKARZ
    ----------------------
    Michael Tokarz
    Chairman





Dated:  January 5, 2007